Exhibit 99.1
Blue Capital Reinsurance Holdings Reports Fourth Quarter 2015 Financial Results and Declares Special Dividend

PEMBROKE, Bermuda - February 3, 2016 - Blue Capital Reinsurance Holdings Ltd. (NYSE:BCRH) (“Blue Capital” or the "Company"), a Bermuda holding company that, through its operating subsidiaries, offers collateralized reinsurance in the property catastrophe market and invests in various insurance-linked securities, today reported its financial results for the fourth quarter of 2015.

The Company’s net income and operating income was $5.4 million ($0.62 per share) for the fourth quarter of 2015 and $20.7 million ($2.36 per share) for the twelve months ended December 31, 2015. The Company’s fully converted book value per common share was $21.41 at December 31, 2015, reflecting a 2.9% increase for the quarter and an 11.4% increase year-to-date, each inclusive of dividends declared in such periods.

Reinsurance premiums written for the current quarter and year-to-date periods were $5.0 million and $38.6 million, declining by $1.0 million and $6.4 million compared to the same periods in 2014 primarily as a result of portfolio management decisions and pricing reductions in the global catastrophe market.

The combined ratio for the current quarter was 42.4% compared to 61.7% in the fourth quarter of 2014. The improvement in the current quarter's combined ratio was driven by a lower loss and loss adjustment expense ratio partially offset by a higher general and administrative expense ratio. Loss and loss adjustment expenses for the current quarter were $0.3 million and were predominantly driven by net losses that occurred earlier in the year. General and administration expenses were $1.6 million, or $0.4 million higher than a year ago largely due to higher performance fees resulting from Blue Capital's improved profitability.

The Company’s Board of Directors has declared a special dividend of $1.24 per common share, which is payable on March 15, 2016 to all shareholders of record as of February 29, 2016. This special dividend, together with the regular dividends declared during each of the first three quarters of 2015, represents 90.4% of the Company’s “Distributable Income” with respect to 2015. Distributable Income, a non-GAAP measure, has been defined within the Company’s dividend policy to be its net income plus (minus) non-cash expenses (revenues) recorded in net income for the period.

Adam Szakmary, President and CEO, commented: “I am delighted to report that 2015 was an excellent year for Blue Capital on many fronts.  We continue to generate attractive growth in book value per share.  Growth in 2015 of 11.4% inclusive of dividends was uncorrelated to financial market volatility. 2015 also marked the second consecutive year Blue Capital declared a special dividend resulting in the Company distributing over 90% of total annual earnings.  We continue to be encouraged by our business prospects and the portfolio of catastrophe reinsurance risk assembled during the recent January underwriting period which provides investors preferred access to the reinsurance market.  The acquisition of Blue Capital Management Ltd. by Endurance Specialty Holdings Ltd. has given Blue Capital access to a larger more diversified insurance group and catastrophe portfolio that enhances the Company’s positioning for future success.”

January Renewal Update

As of January 31, 2016 the Company bound indemnity reinsurance contracts with expected total annual premiums of $37.6 million, which is an increase of $2.9 million when compared to the same period in 2015.  The business generated by the Company is expected to produce a net rate on line for the portfolio of 19.5%, which is a 2.9% increase when compared to the same period in 2015.

The Company’s in-force portfolio deployed as of January 31, 2016 consisted of approximately 21% in support of first event reinsurance coverages, 49.0% in support of catastrophe quota share coverages and the balance in support of second and subsequent event reinsurance coverages.

About Blue Capital

Blue Capital Reinsurance Holdings Ltd., through its operating subsidiaries, offers collateralized reinsurance in the property catastrophe market, leveraging underwriting expertise and infrastructure from established resources. Underwriting decisions, operations and other management services are provided to Blue Capital by Blue Capital Management Ltd., a subsidiary of Endurance Specialty Holdings Ltd. (NYSE: ENH), a recognized global specialty provider of property and casualty insurance and reinsurance and a leading property catastrophe and short tail reinsurer since 2001. Endurance acquired Blue Capital Management Ltd. as part of its acquisition of Montpelier Re Holdings Ltd. and its subsidiaries in July 2015. Additional information can be found in Blue Capital's public filings with the U.S. Securities and Exchange Commission or at www.bcapre.bm.

Contacts
Investor Relations
Phone: +1 441 278 0988
Email: investorrelations@endurance.bm

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include, and Blue Capital may make related oral forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements that include the words "should," “would,” "expect," "estimates", "intend," "plan," "believe," "project," “target,” "anticipate," "seek," "will," “deliver,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions, decreased demand for property and casualty reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, uncertainties in our reserving process, changes to our tax status, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, operational risk, including the risk of fraud and errors and omissions, as well as technology breaches or failure, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, potential treatment of us as an investment company or a passive foreign investment company for purposes of U.S. securities laws or U.S. federal taxation, respectively, our dependence as a holding company upon dividends or distributions from our operating subsidiaries, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2014.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Blue Capital’s most recent report on Form 10-K and other documents of Blue Capital on file with the Securities and Exchange Commission. Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Blue Capital will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Blue Capital or its business or operations. Except as required by law, Blue Capital undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

The contents of any website referenced in this press release are not incorporated by reference herein.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
CONSOLIDATED BALANCE SHEETS
(In millions of U.S. dollars, except share amounts)

	December 31, 2015	December 31, 2014
Assets	(Unaudited)
Cash and cash equivalents	$1.0	$1.1
Cash and cash equivalents pledged as collateral	5.1	10.4
Reinsurance premiums receivable	15.9	5.9
Deferred reinsurance acquisition costs	0.1	0.1
Funds held by reinsured companies as collateral	195.3	183.6
Other assets	0.2	0.2
Total Assets	$217.6	$201.3
Liabilities
Loss and loss adjustment expense reserves	$4.0	$7.9
Unearned reinsurance premiums	1.3	1.1
Debt	13.0	8.0
Reinsurance balances payable	7.6	2.8
Other liabilities	4.1	1.0
Total Liabilities	30.0	20.8
Shareholders’ Equity
Common Shares and additional paid-in capital	8.8	8.8
Additional paid-in capital	165.3	165.2
Retained earnings	13.5	6.5
Total Shareholders’ Equity	187.6	180.5
Total Liabilities and Shareholders’ Equity	$217.6	$201.3
Common shares outstanding (000s)	8,752	8,750
Common and common equivalent shares outstanding (000s)	8,762	8,757

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
(In millions of U.S. dollars, except per share data)
Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenues
Reinsurance premiums written	$5.0	$6.0	$38.6	$45.0
Change in net unearned reinsurance premiums	4.3	5.2	(0.3)	(1.1)
Net reinsurance premiums earned	9.3	11.2	38.3	43.9
Net income (loss) from derivative instruments	0.1	0.3	(0.2)	0.7
Total revenues	9.4	11.5	38.1	44.6
Expenses
Underwriting expenses:
Loss and loss adjustment expenses - current year	0.6	3.6	3.2	17.1
Loss and loss adjustment expenses - prior year	(0.3)	—	(0.6)	—
Acquisition costs	2.1	2.1	8.6	7.7
General and administrative expenses	1.6	1.2	6.1	4.7
Non-underwriting expenses:
Interest expense	—	—	0.1	—
Total expenses	4.0	6.9	17.4	29.5
Net income and comprehensive income	$5.4	$4.6	$20.7	$15.1
Per share data:
Basic and diluted earnings per Common Share	$0.62	$0.52	$2.36	$1.72
Dividends declared per Common Share and RSU(1)	—	—	1.56	0.90
Insurance ratios:
Loss and loss adjustment expense ratio	3.1%	32.6%	6.9%	39.0%
Acquisition cost ratio	22.4%	19.2%	22.4%	17.5%
General and administrative expense ratio	16.9%	9.9%	16.0%	10.7%
Combined ratio	42.4%	61.7%	45.3%	67.2%
RSU = restricted share unit
(1)         The twelve month period ended December 31, 2015 includes a special dividend with respect to 2014 of $0.66 per common share and RSU, which was declared and paid during the first quarter of 2015.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(In millions of U.S. dollars)
Unaudited

	Total shareholders’ equity	Common Shares, at par value	Additional paid-in capital	Retained earnings
Balance at January 1, 2015	$180.5	$8.8	$165.2	$6.5
Net income	20.7	—	—	20.7
Expense recognized for RSUs	0.1	—	0.1	—
Dividends declared on Common Shares and RSUs	(13.7)	—	—	(13.7)
Balance at December 31, 2015	$187.6	$8.8	$165.3	$13.5

	Total shareholders’ equity	Common Shares, at par value	Additional paid-in capital	Retained earnings
Balance at January 1, 2014	$173.3	$8.8	$165.2	$(0.7)
Net income	15.1	—	—	15.1
Dividends declared on Common Shares and RSUs	(7.9)	—	—	(7.9)
Balance at December 31, 2014	$180.5	$8.8	$165.2	$6.5

BOOK VALUE AND FULLY CONVERTED BOOK VALUE PER COMMON SHARE(1)
Unaudited

	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	Dec. 31, 2014
Book value per share numerator (in millions of U.S. dollars):
[A] Shareholders’ Equity (in millions of U.S. dollars)	$187.6	$182.2	$180.5	$180.5
Book value per share denominators (in thousands of shares):
[B] Common Shares outstanding	8,752	8,752	8,752	8,750
Restricted Share Units outstanding	10	7	12	7
[C] Fully converted book value per common share denominator	8,762	8,759	8,764	8,757
Book value per common share [A]/[B]	$21.44	$20.82	$20.62	$20.63
Fully converted book value per common share [A]/[C]	$21.41	$20.80	$20.59	$20.62
Change in fully converted book value per common share:(2)
From September 30, 2015	2.9%
From December 31, 2014	11.4%
(1)         These measures constitute “non-GAAP financial measures” as defined in Regulation G and as further described herein.
(2)         Computed as the change in fully converted book value per common share after taking into account common dividends declared of $0.00 and $1.56 during the three and twelve month periods ended December 31, 2015, respectively.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
Natural Catastrophe Risk Management

The following discussion should be read in conjunction with the “Risk Factors” included in Item 1A of the Company’s 2014 Form 10-K, as filed with the Securities and Exchange Commission, in particular the risk factor entitled “Our stated catastrophe and enterprise-wide risk management exposures are based on estimates and judgments which are subject to significant uncertainties.”

Exposure Management
 The Company’s Investment and Insurance Manager (the “Manager”) monitors our net exposure to any one catastrophe loss event in any single zone within certain broadly defined major catastrophe zones. Our January 1, 2016 projected net exposures by zone were in compliance with our underwriting guidelines. Namely, our projected net exposure to any one zone was below 50% of our shareholders’ equity at December 31, 2015. These broadly defined major catastrophe zones are defined as follows:

North America:	Europe:	Rest of World:

U.S. - Northeast	Western Central Europe(1)	Australia
U.S. - Mid-Atlantic	Eastern Europe	New Zealand
U.S. - Florida	Southern Europe	Japan
U.S. - Gulf	Northern Europe, Benelux	South America
U.S. - New Madrid	and Scandinavia	Middle East
U.S. - Midwest	U.K. and Ireland
U.S. - California
U.S. - Hawaii
Canada - Eastern
Canada - Western
(1)  Consisting of France, Germany, Switzerland and Austria.

Single Event Losses
 For certain defined natural catastrophe region and peril combinations, the Manager assesses the probability and likely magnitude of losses using a combination of industry third-party models, proprietary models and underwriting judgment. The Manager attempts to model the projected net impact from a single event, taking into account contributions from property catastrophe reinsurance (including retrocessional business), property pro-rata reinsurance and event-linked derivative securities, offset by the net benefit of any reinsurance or derivative protections we purchase and the benefit of premiums.

The table that follows details the projected net impact from single event losses as of January 1, 2016 for selected zones at specified return periods using AIR Worldwide Corporation’s Touchstone 3.0 and CATRADER 17.0, both of which are industry-recognized third-party vendor models. It is important to note that each catastrophe model contains its own assumptions as to the frequency and severity of loss events, and results may vary significantly from model to model.

Since the Manager utilizes a combination of third-party models, proprietary models and underwriting judgment to project the net impact from single event losses, our internal projections may be higher or lower than those presented in the table below:

Net Impact From Single Event Losses at Specified Return Periods

	Net Impact (Millions)	Return Period(1)	Percentage of December 31,2015 Shareholders’ Equity
U.S. - Florida hurricane	$61	1 in 100 year	33%
Japan earthquake	32	1 in 250 year	17%
California earthquake	29	1 in 250 year	15%
All other zones			less than 15%
(1)         A “100-year” return period can also be referred to as the 1.0% occurrence exceedance probability (“OEP”), meaning there is a 1.0% chance in any given year that this level will be exceeded.  A “250-year” return period can also be referred to as the 0.4% OEP, meaning there is a 0.4% chance in any given year that this level will be exceeded.

Our January 1, 2016 single event loss exposures were within our underwriting guidelines. Namely, the projected net impact from any one catastrophe loss event (excluding earthquake) at the 1 in 100 year return period for any one zone did not exceed 35% of our shareholders’ equity at December 31, 2015, and the projected net impact from any one earthquake loss event at the 1 in 250 year return period for any zone did not exceed 35% of our shareholders’ equity at December 31, 2015.

Our single event loss estimates represent snapshots as of January 1, 2016. The composition of our in-force portfolio may change materially at any time due to the acceptance of new policies, losses incurred, the expiration of existing policies and changes in our ceded reinsurance and derivative protections.